Exhibit 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to incorporation by reference in the Registration Statements on Form S-3 (File No. 333-223649), Form S-4 (File No. 333-234509), and Form S-8 (File Nos. 333-38166, 333-135194, 333-137857, 333-166605, 333-181922, 333-205033, 333-208394, and 333-218606) of Unit Corporation of the reference to our reserves audit report for Unit Corporation dated March 6, 2020, which appears in the December 31, 2019 annual report on Form 10-K of Unit Corporation.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 16, 2020